AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

This AMENDMENT NO. 1 is dated September 18, 2006 (“Amendment No. 1”), among BAYVIEW FINANCIAL SECURITIES COMPANY, LLC, as depositor (“BFSC” or the “Depositor”), WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”) and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as trustee (the “Trustee”) and shall be deemed to be effective for purposes of the accrual of interest on the LIBOR Certificates as of August 28, 2006.

WITNESSETH THAT:

WHEREAS, the Depositor, the Master Servicer and the Trustee heretofore executed and delivered a pooling and servicing agreement dated as of January 1, 2006, relating to Bayview Financial Mortgage Pass-Through Trust 2006-A Mortgage Pass-Through Certificates, Series 2006-A (the “Pooling and Servicing Agreement”);

WHEREAS, the Depositor, the Master Servicer and the Trustee desire to amend the Pooling and Servicing Agreement with respect to certain matters set forth herein;

WHEREAS, Section 10.05(a)(ii) of the Pooling and Servicing Agreement provides that such agreement may be amended without the consent of any of the Holders of the Certificates to correct any error or to conform the provisions thereof to statements made in the Prospectus;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, as follows:

ARTICLE I

AMENDMENT OF THE POOLING AND SERVICING AGREEMENT

Section 1.01. Amendment of Pooling and Servicing Agreement.

(a) The Preliminary Statement in the Pooling and Servicing Agreement shall be amended as follows:

(i) By deleting in the “Certificates:” subsection thereof the first sentence in footnote (6) in its entirety and replacing it with the following:

The lesser of (i) LIBOR plus 0.120% and (ii) the Pool 2 Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(a) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date, the per annum rate calculated pursuant to clause (i) will be LIBOR plus 0.180%.

(ii) By deleting in the “Certificates:” subsection thereof the first sentence in footnote (16) in its entirety and replacing it with the following:

The lesser of (i) LIBOR plus 0.750% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(a) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date, the per annum rate calculated pursuant to clause (i) will be LIBOR plus 1.125%.

(iii) By deleting in the “Certificates:” subsection thereof the first sentence in footnote (17) in its entirety and replacing it with the following:

The lesser of (i) LIBOR plus 1.350% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(a) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date, the per annum rate calculated pursuant to clause (i) will be LIBOR plus 2.025%.

(iv) By deleting in the “Certificates:” subsection thereof the first sentence in footnote (18) in its entirety and replacing it with the following:

The lesser of (i) LIBOR plus 1.650% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(a) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date, the per annum rate calculated pursuant to clause (i) will be LIBOR plus 2.475%.

(v) By deleting in the “Certificates:” subsection thereof the first sentence in footnote (19) in its entirety and replacing it with the following:

The lesser of (i) LIBOR plus 2.750% and (ii) the Subordinate Available Funds Cap; provided, that if the Master Servicer does not exercise the option to purchase the Mortgage Loans and the related property pursuant to Section 10.02(a) on the Distribution Date on which it is first entitled to do so, then with respect to each subsequent Distribution Date, the per annum rate calculated pursuant to clause (i) will be LIBOR plus 4.125%.

(b) Section 6.05(h)(ii)(B) of the Pooling and Servicing Agreement shall be deleted in its entirety and replaced with the following:

concurrently, to the Group 1 Certificates and the Group 2 Certificates, in proportion to the respective Class Principal Balances of such Certificates, any accrued and unpaid interest on the respective outstanding Class Principal Balances thereof;

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.01. Capitalized Terms. For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Pooling and Servicing Agreement have the meanings specified in the Pooling and Servicing Agreement.

Section 2.02. Continuing Effect. Except as expressly amended by this Amendment No. 1, the Pooling and Servicing Agreement shall remain in full force and effect in accordance with its terms.

Section 2.03. References to Pooling and Servicing Agreement. From and after the execution and delivery of this Amendment No. 1, all references to the Pooling and Servicing Agreement in the Pooling and Servicing Agreement or any other document executed or delivered in connection therewith shall be deemed a reference to the Pooling and Servicing Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.04. Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1, and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1.

Section 2.05. REMIC Compliance. For purposes of compliance with the REMIC Provisions and for purposes of any tax information reporting, the Trustee shall account for any distribution on any Certificate in excess of the amount that would have been distributed had this Amendment No. 1 been effective as of the Closing Date as an amount distributed on the REMIC regular interest evidenced by the Class X Certificates and a payment by the holders of the Class X Certificates to the holders of any Certificate receiving such excess, such payment being made outside of (and therefore not by) any REMIC formed pursuant to the Pooling and Servicing Agreement.

Section 2.06. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

Section 2.07. Binding Nature of Amendment No. 1; Assignment.  This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.08. Headings.  The headings contained in this Amendment No. 1 are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 2.09. Effectiveness. This Amendment No. 1 shall become effective as of the date first written above.

Section 2.10. Governing Law. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

BAYVIEW FINANCIAL SECURITIES COMPANY, LLC, as Depositor

By: /s/ Jason Somerville
Name: Jason Somerville
Title: Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer

By: /s/ Darron Woodus
Name: Darron Woodus
Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its
individual capacity, but solely as Trustee

By: /s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President